Exhibit 99.2

# SUPPLEMENTAL FINANCIAL INFORMATION

BED BATH & BEYOND
The Container Store
WHOLE FOODS
TARGET

## FOURTH QUARTER 2013

RPAI®

Retail Properties of America, Inc.

RPAI®
Retail Properties of America, Inc.

# Table of Contents

## Earnings Release ........ i-vi

## Financial Summary

*Consolidated Balance Sheets* ........ 1
*Consolidated Statements of Operations* ........ 2
*Funds From Operations, Operating FFO and Additional Information* ........ 3
*Supplemental Financial Statement Detail* ........ 4
*Net Operating Income* ........ 5
*Capitalization* ........ 6
*Unsecured Credit Facility Covenants* ........ 7
*Consolidated Debt Summary* ........ 8
*Summary of Indebtedness* ........ 9-10

## Transaction Summary

*Acquisitions* ........ 11
*Dispositions* ........ 12

## Portfolio Summary

*Property Overview* ........ 13
*State/Regional Summary* ........ 14
*Retail Operating Portfolio Occupancy* ........ 15
*Top Retail Tenants* ........ 16
*Retail Leasing Activity Summary* ........ 17
*Retail Lease Expirations* ........ 18

## Unconsolidated Joint Venture Summary

*Unconsolidated Joint Venture Combined Financial Statements* ........ 19-21
*Unconsolidated Joint Venture Overview and Debt Summary* ........ 22

## Other Information

*Non-GAAP Financial Measures and Reconciliations* ........ 23-27

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS
Oak Brook, IL – February 18, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2013.
FINANCIAL RESULTS
For the quarter ended December 31, 2013, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $70.7 million, or $0.30 per share, compared to $51.3 million, or $0.22 per share, for the same period in 2012;

▪	Funds From Operations (FFO) of $71.8 million, or $0.30 per share, compared to $60.0 million, or $0.26 per share, for the same period in 2012;

▪	Net income attributable to common shareholders of $34.7 million, or $0.15 per share, compared to $13.9 million, or $0.06 per share, for the same period in 2012;

▪
Results for the quarter ended December 31, 2013 included $8.4 million, or $0.04 per share, of income attributable to net lease termination fees and additional settlement proceeds received from the Mervyns bankruptcy.

For the year ended December 31, 2013, the Company reported:

▪	Operating FFO of $246.8 million, or $1.05 per share, compared to $202.6 million, or $0.92 per share, for the same period in 2012;

▪	FFO of $266.7 million, or $1.14 per share, compared to $235.8 million, or $1.07 per share, for the same period in 2012;

▪	Net income (loss) attributable to common shareholders of $4.2 million, or $0.02 per share, compared to $(0.7) million, or $(0.00) per share, for the same period in 2012;

▪
Results for the year ended December 31, 2013 included $15.8 million, or $0.07 per share, of income attributable to net lease termination fees and settlement proceeds received from the Mervyns bankruptcy.

OPERATING RESULTS
For the quarter ended December 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪
5.2% increase in total same store net operating income (NOI), excluding net lease termination fees, over the comparable period in 2012, based on same store occupancy of 93.6% at December 31, 2013, up 70 basis points from 92.9% at September 30, 2013 and up 250 basis points from 91.1% at December 31, 2012;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at December 31, 2013, up 70 basis points from 94.0% at September 30, 2013 and up 180 basis points from 92.9% at December 31, 2012;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.4% at December 31, 2013, up 80 basis points from 93.6% at September 30, 2013 and up 200 basis points from 92.4% at December 31, 2012;

▪	1,112,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 205 new and renewal leases;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 5.1%.
For the year ended December 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪	2.7% increase in total same store NOI, excluding net lease termination fees, over the comparable period in 2012;

▪	5,022,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 856 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 4.6%.
“2013 was another year of strong financial and operational performance,” stated Steve Grimes, president and chief executive officer. “Our results continue to demonstrate the strength and quality of our portfolio and position RPAI well for 2014 and beyond, as we continue to focus on driving value for our shareholders.”
INVESTMENTS ACTIVITY
In 2013, the Company completed $734.9 million of transactional activity, including the Company’s pro-rata share of unconsolidated joint ventures, as follows:

▪
Completed $442.6 million of asset sales and earnouts, of which $361.1 million closed in the fourth quarter, including the sale of the Company’s 20% interest in eight properties to RioCan for $95.5 million; and

▪
Completed $292.3 million of acquisitions, all of which closed in the fourth quarter, including the purchase of Pelham Manor Shopping Plaza and Fordham Place in New York City for $192.4 million, and the purchase of RioCan’s 80% interest in five properties for $99.9 million.

“We are pleased to announce the successful achievement of our 2013 acquisition and disposition goals,” commented Shane Garrison, executive vice president, chief operating officer and chief investment officer. “Our execution over the last two years has demonstrated our long range vision for the portfolio and our commitment to prudent and disciplined capital allocation.”
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2013, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.3x, down from 6.6x as of December 31, 2012, or a net debt and preferred stock to adjusted EBITDA ratio of 5.7x, down from 7.0x as of December 31, 2012. Consolidated indebtedness, as of December 31, 2013, had a weighted average contractual interest rate of 4.97% and a weighted average maturity of 4.7 years.
In 2013, the Company executed on significant capital markets initiatives, including the following:

▪
Extinguished $570.6 million of mortgage and mezzanine loans, excluding amortization, with a weighted average contractual interest rate of 7.54%, of which $99.7 million was repaid in the fourth quarter, with a weighted average contractual interest rate of 5.25%;

▪
Closed on a $1.0 billion amended and restated unsecured credit facility in May 2013, increasing total borrowing capacity by $350.0 million, extending the maturity date by over two years and decreasing the interest rate by approximately 50 basis points on average, depending on leverage;

▪
Issued approximately 5.5 million shares under the Company’s at-the-market equity program of common stock at an average share price of $15.29, generating net proceeds of $83.5 million, all of which occurred during the first half of the year; and

▪	Converted the remaining shares of Class B common stock into shares of Class A common stock, and as a result, all shares of the Company’s common stock are tradable.

Subsequent to year end, Moody’s Investors Service assigned a (P)Baa3 rating with a stable outlook to the Company’s senior unsecured shelf registration. Moody’s indicated in their announcement that the investment grade rating reflects RPAI’s conservative capital structure and strong credit metrics including solid fixed charge coverage and low overall leverage.
“The execution of our balance sheet efforts over the last year, including the recast of our unsecured credit facility, our opportunistic use of the at-the-market equity program and the early repayment of significant amounts of high cost debt, positioned us well for an investment grade credit rating,” stated Angela Aman, executive vice president, chief financial officer and treasurer. “This is an important achievement for RPAI, which enhances our ability to access additional sources of capital in order to continue to execute on our strategic objectives. We look forward to building on this progress as we move through 2014.”
GUIDANCE
The Company expects to generate Operating FFO per share of $0.96 - $1.00 in 2014, as detailed below:

▪	Generate same store NOI growth of 2.0% - 3.0%;

▪	Acquire $300 - $350 million of strategic assets;

▪	Dispose of $300 - $350 million of non-core and non-strategic assets;

▪	Incur approximately $35 million of general & administrative expenses; and

▪	Complete $250 - $300 million of opportunistic capital raising activity.
DIVIDEND
On February 11, 2014, the Company’s Board of Directors declared the first quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2014, which will be paid on March 31, 2014, to preferred shareholders of record on March 20, 2014.
On February 11, 2014, the Company’s Board of Directors also declared the first quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on April 10, 2014, to Class A common shareholders of record on March 28, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 19, 2014 at 10:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on February 19, 2014, until midnight EST on March 5, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13574247.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2013, the Company owned 228 retail operating properties representing 31.6 million square feet, including its pro rata share of unconsolidated joint ventures. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI for the year ended December 31, 2013 represents NOI from our same store portfolio consisting of 223 operating properties acquired or placed in service prior to January 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013, which is accounted for within discontinued operations. Same Store NOI for the three months ended December 31, 2013 represents NOI from our same store portfolio consisting of 224 operating properties acquired or placed in service prior to October 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013. NOI from Other Investment Properties for the year ended December 31, 2013 represents NOI primarily from properties acquired in 2013, our development properties and one former development property that was not classified within our operating property portfolio for both periods presented. NOI from Other Investment Properties for the three months ended December 31, 2013 represents NOI primarily from properties acquired in 2013 and our development properties. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.19	$0.23
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.17)	(0.17)
FFO	$0.92	$0.96

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Other	—	—
Operating FFO	$0.96	$1.00

(a)Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2013	December 31, 2012
Assets
Investment properties:
Land	$1,174,065	$1,209,523
Building and other improvements	4,586,657	4,703,859
Developments in progress	43,796	49,496
	5,804,518	5,962,878
Less accumulated depreciation	(1,330,474)	(1,275,787)
Net investment properties	4,474,044	4,687,091

Cash and cash equivalents	58,190	138,069
Investment in unconsolidated joint ventures	15,776	56,872
Accounts and notes receivable (net of allowances of $8,197 and $6,452, respectively)	80,818	85,431
Acquired lease intangible assets, net	129,561	125,706
Assets associated with investment properties held for sale	8,616	8,922
Other assets, net	110,571	135,336
Total assets	$4,877,576	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized premium of $1,175 and $0, respectively, and unamortized discount of $(981) and $(1,492), respectively)	$1,684,633	$2,212,089
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Accounts payable and accrued expenses	54,457	73,983
Distributions payable	39,138	38,200
Acquired lease intangible liabilities, net	91,881	74,648
Liabilities associated with investment properties held for sale	6,603	60
Other liabilities	77,030	82,694
Total liabilities	2,568,742	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at December 31, 2013 and 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,302 and 133,606 shares issued and outstanding at December 31, 2013 and 2012, respectively	236	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,518 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,519 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	49
Additional paid-in capital	4,919,633	4,835,370
Accumulated distributions in excess of earnings	(2,611,796)	(2,460,093)
Accumulated other comprehensive loss	(738)	(1,254)
Total shareholders' equity	2,307,340	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,308,834	2,375,753
Total liabilities and equity	$4,877,576	$5,237,427

4th Quarter 2013 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$113,427	$106,548	$433,306	$422,621
Tenant recovery income	28,148	26,325	101,962	100,520
Other property income	9,141	2,086	15,955	8,518
Total revenues	150,716	134,959	551,223	531,659

Expenses:
Property operating expenses	23,613	24,221	89,067	90,516
Real estate taxes	18,574	17,882	71,191	69,232
Depreciation and amortization	58,155	50,851	219,606	203,044
Provision for impairment of investment properties	32,303	—	59,486	1,323
Loss on lease terminations	2,006	156	2,819	6,102
General and administrative expenses	8,370	8,187	31,533	26,878
Total expenses	143,021	101,297	473,702	397,095

Operating income	7,695	33,662	77,521	134,564

Gain on extinguishment of debt	—	—	—	3,879
Equity in loss of unconsolidated joint ventures, net	(510)	(840)	(1,246)	(6,307)
Gain on sale of joint venture interest	17,499	—	17,499	—
Gain on change in control of investment properties	5,435	—	5,435	—
Interest expense	(34,440)	(41,740)	(146,805)	(171,295)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,467	—	25,840
Other income, net	595	749	4,741	2,251
Income (loss) from continuing operations	(3,726)	1,298	(42,855)	(14,368)

Discontinued operations:
Income (loss), net	6,169	(1,995)	9,396	(24,063)
Gain on sales of investment properties, net	34,644	13,623	41,279	30,141
Income from discontinued operations	40,813	11,628	50,675	6,078
Gain on sales of investment properties, net	—	1,191	5,806	7,843
Net income (loss)	37,087	14,117	13,626	(447)
Net income (loss) attributable to the Company	37,087	14,117	13,626	(447)
Preferred stock dividends	(2,363)	(263)	(9,450)	(263)
Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)

Earnings (loss) per common share - basic and diluted
Continuing operations	$(0.03)	$0.01	$(0.20)	$(0.03)
Discontinued operations	0.18	0.05	0.22	0.03
Net income per common share attributable to common shareholders	$0.15	$0.06	$0.02	$—

Weighted average number of common shares outstanding - basic and diluted	236,151	230,597	234,134	220,464

4th Quarter 2013 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)
Depreciation and amortization	61,791	58,510	241,152	247,109
Provision for impairment of investment properties	32,893	2,439	92,319	27,369
Gain on sales of investment properties (c)	(57,578)	(14,814)	(70,996)	(37,984)
FFO	$71,830	$59,989	$266,651	$235,784

FFO per common share outstanding	$0.30	$0.26	$1.14	$1.07

FFO	$71,830	$59,989	$266,651	$235,784
Impact on earnings from the early extinguishment of debt, net	2,869	640	(15,914)	(10,860)
Recognized gain on marketable securities	—	(9,467)	—	(25,840)
Joint venture investment impairment	—	—	1,834	—
Excise tax accrual	—	—	—	4,594
Provision for hedge ineffectiveness	(21)	157	(912)	623
Other	(3,943)	(50)	(4,860)	(1,677)
Operating FFO	$70,735	$51,269	$246,799	$202,624

Operating FFO per common share outstanding	$0.30	$0.22	$1.05	$0.92

Weighted average number of common shares outstanding	236,151	230,597	234,134	220,464
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information
Lease-related expenditures (d)
Same store	$14,666	$11,037	$38,854	$29,418
Other investment properties	$39	$28	$265	$1,029
Discontinued operations	$94	$4,088	$6,562	$42,080
Pro rata share	$35	$480	$299	$1,104

Capital expenditures (e)
Same store	$8,667	$3,464	$18,127	$9,569
Other investment properties	$4	$—	$6	$—
Discontinued operations	$7	$457	$337	$1,808
Pro rata share	$21	$65	$111	$168

Straight-line rental income, net (b)	$455	$(89)	$(487)	$1,080
Amortization of above and below market lease intangibles and lease inducements (b) (f)	$(43)	$139	$643	$(104)
Non-cash ground rent expense (b) (g)	$1,223	$922	$3,898	$3,784

(a)	Refer to page 23 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)
Includes the gain on sale of joint venture interest of $17,499 and the gain on change in control of investment properties of $5,435 recognized pursuant to the dissolution of our RioCan unconsolidated joint venture on October 1, 2013.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	Consists of payments for building, site and other improvements and excludes developments in progress.

(f)
Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within "Loss on lease terminations". For the three months ended December 31, 2013 and 2012, the balances were $(1) and $84, respectively. For the year ended December 31, 2013 and 2012, the balances were $327 and $(675), respectively.

(g)	Includes amortization of acquired ground lease intangibles.

4th Quarter 2013 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2013	December 31, 2012
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,249 and $5,514, respectively)	$31,096	$32,143
Straight-line receivables (net of allowances of $1,648 and $638, respectively)	49,722	53,288
Notes receivable (net of allowances of $300)	—	—
Total	$80,818	$85,431

Other Assets, net
Deferred costs, net	$48,790	$50,550
Restricted cash and escrows	40,198	63,539
Other assets, net	21,583	21,247
Total	$110,571	$135,336

Other Liabilities
Unearned income	$24,633	$25,791
Straight-line ground rent liability	31,920	32,591
Fair value of derivatives	751	2,783
Other liabilities	19,726	21,529
Total	$77,030	$82,694

Developments in Progress
Active developments	$4,321	$3,155
Property available for future development	39,475	46,341
Total	$43,796	$49,496

Supplemental Statements of Operations Detail	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Rental Income
Base rent	$111,287	$104,312	$427,167	$413,666
Percentage and specialty rent	1,688	2,012	6,082	6,697
Straight-line rent	454	19	(381)	1,186
Amortization of above and below market lease intangibles and lease inducements	(2)	205	438	1,072
Total	$113,427	$106,548	$433,306	$422,621

Other Property Income
Lease termination income	$7,398	$373	$8,910	$1,225
Other property income	1,743	1,713	7,045	7,293
Total	$9,141	$2,086	$15,955	$8,518

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$1,979	$292	$3,104	$5,614
Write-off of tenant-related above and below market lease intangibles and lease inducements	27	(136)	(285)	488
Total	$2,006	$156	$2,819	$6,102

Bad Debt Expense	$308	$443	$1,626	$569

Non-Cash Ground Rent Expense (a)	$1,118	$789	$3,393	$3,251

Management Fee Income from Joint Ventures (b)	$237	$784	$2,507	$2,963

Capitalized Interest	$—	$—	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Amounts are included in "Other income, net" in the consolidated statements of operations.

4th Quarter 2013 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change

Number of properties in same store portfolio	224	224	—	223	223	—

Same store occupancy	93.6%	91.1%	2.5%	93.7%	91.2%	2.5%

Same store percent leased (a)	94.6%	93.3%	1.3%	94.7%	93.4%	1.3%

Same store NOI (b)
	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change

Operating revenues
Rental income	$107,967	$105,943		$424,038	$416,196
Tenant recovery income	26,692	26,302		99,881	99,714
Other property income	1,699	1,697		6,992	7,249
	136,358	133,942		530,911	523,159
Operating expenses
Property operating expenses	20,920	22,796		81,589	85,232
Bad debt expense	310	493		1,624	988
Real estate taxes	17,388	17,779		69,363	68,541
	38,618	41,068		152,576	154,761

Same store NOI	$97,740	$92,874	5.2%	$378,335	$368,398	2.7%
NOI from Other Investment Properties (b)	4,177	174		7,361	3,281
Total NOI (b)	$101,917	$93,048	9.5%	$385,696	$371,679	3.8%

Combined NOI (b) (c)	$102,923	$96,197		$396,406	$384,199

Combined NOI from Discontinued Operations (b) (c)	$3,802	$8,572		$20,655	$49,437

(a)	Includes leases signed but not commenced.

(b)
NOI is defined as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Refer to pages 23 - 27 for definitions and reconciliations of non-GAAP financial measures.

(c)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

4th Quarter 2013 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	December 31, 2013	December 31, 2012
Equity Capitalization
Common stock shares outstanding	236,302	230,643
Common share price	$12.72	$11.97
	3,005,761	2,760,797
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,140,761	$2,895,797

Debt Capitalization
Total mortgages payable (a)	$1,684,439	$2,088,581
Premium, net of accumulated amortization	1,175	—
Discount, net of accumulated amortization	(981)	(1,492)
Total mortgage debt, net	1,684,633	2,087,089

Notes payable	—	125,000
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Total consolidated debt capitalization	2,299,633	2,592,089

Pro rata share of our investment property unconsolidated joint ventures' total debt	28,507	103,540
Premium, net of accumulated amortization	—	2,138
Discount, net of accumulated amortization	—	(199)
Total mortgage debt, net	28,507	105,479

Combined debt capitalization	2,328,140	2,697,568

Total capitalization at end of period	$5,468,901	$5,593,365

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	December 31, 2013	December 31, 2012

Total consolidated debt	$2,299,633	$2,592,089
Add: mortgages payable associated with investment properties held for sale	6,435	—
Less: consolidated cash and cash equivalents	(58,190)	(138,069)
Net debt	$2,247,878	$2,454,020
Adjusted EBITDA (b) (c)	$420,292	$371,624
Net Debt to Adjusted EBITDA	5.3x	6.6x
Net Debt and Preferred Stock to Adjusted EBITDA	5.7x	7.0x

Net debt	$2,247,878	$2,454,020
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	28,507	105,479
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	(1,316)	(3,308)
Combined net debt	$2,275,069	$2,556,191
Combined Adjusted EBITDA (b) (c)	$423,368	$386,264
Combined Net Debt to Combined Adjusted EBITDA	5.4x	6.6x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	5.7x	7.0x

(a)	Excludes $6,435 of mortgages payable outstanding as of December 31, 2013 that was associated with one investment property classified as held for sale.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Refer to pages 23 - 27 for definitions and reconciliations of non-GAAP financial measures.

4th Quarter 2013 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		December 31, 2013

Leverage ratio	< 60.0%	(b)	39.79%

Fixed charge coverage ratio	> 1.50x		2.21x

Secured indebtedness as a percentage of Total Asset Value	< 50.0%	(b) (c)	28.82%

Unencumbered asset pool covenants:

Leverage ratio	< 60.0%	(b)	24.82%

Unencumbered interest coverage ratio	> 1.75x		11.80x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of our unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

(c)	This ratio will decrease to 45.0% on May 13, 2014.

4th Quarter 2013 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2013
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,673,080	6.15%		4.9 years
Variable rate construction loan	11,359	2.44%		0.8 years
Total mortgages payable	1,684,439	6.13%		4.9 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		4.4 years
Variable rate portion of term loan	150,000	1.62%		4.4 years
Variable rate revolving line of credit	165,000	1.67%		3.4 years
Total unsecured credit facility	615,000	1.81%		4.1 years

Total consolidated indebtedness	$2,299,439	4.97%	(c)	4.7 years

Consolidated Debt Maturity Schedule as of December 31, 2013

Year	Fixed Rate	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt	Total (a)	% of Total	WA Rates on Total Debt

2014	$38,466	6.17%	$11,359	2.44%	$49,825	2.2%	5.32%
2015	437,403	5.79%	—	—	437,403	19.0%	5.79%
2016	46,172	5.86%	—	—	46,172	2.0%	5.86%
2017	296,019	5.66%	165,000	1.67%	461,019	20.0%	4.23%
2018	312,369	2.19%	150,000	1.62%	462,369	20.1%	2.00%
2019	514,808	7.50%	—	—	514,808	22.4%	7.50%
2020	22,403	7.56%	—	—	22,403	1.0%	7.56%
2021	22,027	4.99%	—	—	22,027	0.9%	4.99%
2022	199,830	4.86%	—	—	199,830	8.7%	4.86%
2023	31,276	4.18%	—	—	31,276	1.4%	4.18%
Thereafter	52,307	4.85%	—	—	52,307	2.3%	4.85%
Total	$1,973,080	5.52%	$326,359	1.67%	$2,299,439	100.0%	4.97%	(c)

(a)
Balance does not include mortgage premium of $1,175 and discount of $(981), net of accumulated amortization, that was outstanding as of December 31, 2013 and excludes $6,435 of mortgages payable outstanding as of December 31, 2013 associated with one investment property classified as held for sale. The interest rate for this property was 5.30% and the loan matures on April 1, 2014.

(b)
In July 2012, we entered into an interest rate swap transaction to fix the variable rate portion of $300,000 of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.45% to 2.00%. The applicable margin was 1.45% as of December 31, 2013.

(c)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2013, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and loan fee amortization was 5.26%.

4th Quarter 2013 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2013
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)	Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2013
Consolidated indebtedness
Rivery Town Crossing (b)	02/01/14	5.33%	Fixed	Secured	$8,018	(b)
Boston Commons	06/01/14	5.36%	Fixed	Secured	8,425
The Shoppes at Quarterfield	08/01/14	7.50%	Fixed	Secured	4,837
Green Valley Crossing (c)	11/02/14	2.44%	Variable	Secured	11,359	(c)
Crossroads Plaza	01/01/15	5.44%	Fixed	Secured	4,282
Pool #1 (5 properties) (b)	03/01/15	6.39%	Fixed	Secured	23,334	(b)
Pool #2 (7 properties)	03/01/15	6.39%	Fixed	Secured	18,787
Bison Hollow	04/01/15	6.39%	Fixed	Secured	7,513
Four Peaks Plaza	04/01/15	6.39%	Fixed	Secured	9,803
Grapevine Crossing	04/01/15	6.39%	Fixed	Secured	11,329
Pool #3 (3 properties)	04/01/15	6.39%	Fixed	Secured	7,034
Pool #4 (6 properties)	04/01/15	6.39%	Fixed	Secured	11,039
Pool #5 (4 properties)	04/01/15	6.24%	Fixed	Secured	45,473
Midtown Center	04/01/15	6.39%	Fixed	Secured	30,233
New Forest Crossing	04/01/15	6.39%	Fixed	Secured	8,969
Vail Ranch Plaza	04/01/15	6.39%	Fixed	Secured	10,867
Ashland & Roosevelt	09/01/15	6.39%	Fixed	Secured	8,020
Montecito Crossing	09/01/15	5.90%	Fixed	Secured	16,923
Pool #7 (3 properties)	11/01/15	6.39%	Fixed	Secured	22,156
The Orchard	11/01/15	6.39%	Fixed	Secured	11,826
Jefferson Commons	12/01/15	5.14%	Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%	Fixed	Secured	10,438
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%	Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%	Fixed	Secured	60,323
HQ Building	01/01/16	6.39%	Fixed	Secured	9,190
Cypress Mill Plaza	02/01/16	4.26%	Fixed	Secured	8,474
MacArthur Crossing	07/01/16	7.30%	Fixed	Secured	6,950
Heritage Towne Crossing	09/30/16	4.52%	Fixed	Secured	8,337
The Gateway	04/01/17	6.57%	Fixed	Secured	97,154
Southlake Grand Ave.	04/01/17	3.50%	Fixed	Secured	58,158
Southlake Town Square	04/01/17	6.25%	Fixed	Secured	85,896
Central Texas Marketplace	04/11/17	5.46%	Fixed	Secured	45,386
Coppell Town Center	05/01/17	3.53%	Fixed	Secured	10,730
Corwest Plaza	04/01/19	7.25%	Fixed	Secured	14,697
Dorman Center	04/01/19	7.70%	Fixed	Secured	20,852
Shops at Park Place	05/01/19	7.48%	Fixed	Secured	7,896
Shoppes of New Hope	06/01/19	7.75%	Fixed	Secured	3,625
Village Shoppes at Simonton	06/01/19	7.75%	Fixed	Secured	3,346
Plaza at Marysville	09/01/19	8.00%	Fixed	Secured	9,177
Forks Town Center	10/01/19	7.70%	Fixed	Secured	8,389
IW JV 2009 portfolio (55 properties)	12/01/19	7.50%	Fixed	Secured	481,343
Eastwood Towne Center	05/01/20	8.00%	Fixed	Secured	22,274
Sawyer Heights Village	07/01/21	5.00%	Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%	Fixed	Secured	1,334
Commons at Temecula	03/01/22	4.74%	Fixed	Secured	25,665
Greenwich Center I & II	03/01/22	4.82%	Fixed	Secured	14,475
Peoria Crossings	04/01/22	4.82%	Fixed	Secured	24,131
Southlake Corners	04/01/22	4.88%	Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%	Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%	Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%	Fixed	Secured	20,000
Reisterstown Road Plaza	07/01/22	5.25%	Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%	Fixed	Secured	37,026
Greensburg Commons	03/01/26	4.83%	Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%	Fixed	Secured	10,750
Northgate North	06/01/27	4.50%	Fixed	Secured	27,500
The Market at Clifty Crossing	11/01/34	5.77%	Fixed	Secured	13,130
Total mortgage debt					$1,684,439

4th Quarter 2013 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2013
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)	Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2013

Term loan (d)	05/11/18	1.99%	Fixed	Unsecured	$300,000	(d)
Term loan	05/11/18	1.62%	Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.67%	Variable	Unsecured	165,000
Total credit facility					615,000

Mortgage premium					1,175
Mortgage discount					(981)

Total consolidated indebtedness					$2,299,633

Property Name	Maturity Date	Interest Rate	Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2013	Pro Rata Share of Indebtedness
Unconsolidated Joint Venture indebtedness
Huebner Oaks Center	09/05/15	5.75%	Fixed	Secured	$37,258	$7,452
John's Creek Village	10/01/15	5.17%	Fixed	Secured	21,479	4,295

Oswego Commons	12/01/16	3.35%	Fixed	Secured	21,000	4,200

Lincoln Park	12/01/17	4.05%	Fixed	Secured	26,500	5,300

Gardiner Manor Mall	03/01/22	4.95%	Fixed	Secured	36,300	7,260
Total unconsolidated joint venture indebtedness					$142,537	$28,507

Total combined indebtedness						$2,328,140

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2013, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and loan fee amortization was 5.26%.

(b)	These mortgages were paid off subsequent to December 31, 2013.

(c)	The loan balance bears interest at a floating rate of LIBOR + 2.25%.

(d)
We entered into an interest rate swap to covert the variable rate portion of $300,000 of LIBOR-based debt to a fixed rate through February 24, 2016. The swap effectively converts one-month floating rate LIBOR to a fixed rate of 0.54% over the term of the swap.

4th Quarter 2013 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions for the Year Ended December 31, 2013
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt	GLA	Purchase Price	Mortgage Debt
Acquisitions:
Third party
Pelham Manor Shopping Plaza	November 6, 2013	n/a	Multi-tenant retail	228,000	$58,530	$—	228,000	$58,530	$—
Fordham Place	November 13, 2013	n/a	Multi-tenant retail	262,000	133,900	—	262,000	133,900	—
				490,000	192,430	—	490,000	192,430	—
Acquisition of our partner's interest
Coppell Town Center	October 1, 2013	(a)	Multi-tenant retail	91,400	17,868	10,730	73,100	14,295	8,584
Cypress Mill Plaza	October 1, 2013	(a)	Multi-tenant retail	116,400	14,969	8,500	93,100	11,975	6,800
New Forest Crossing	October 1, 2013	(a)	Multi-tenant retail	148,100	15,638	8,989	118,500	12,510	7,191
Sawyer Heights Village	October 1, 2013	(a)	Multi-tenant retail	107,300	42,734	18,700	85,800	34,187	14,960
Southlake Corners	October 1, 2013	(a)	Multi-tenant retail	134,900	33,574	20,945	107,900	26,859	16,756
				598,100	124,783	67,864	478,400	99,826	54,291

			Total acquisitions	1,088,100	$317,213	$67,864	968,400	$292,256	$54,291

(a)
On October 1, 2013, we dissolved our joint venture arrangement with our partner in RC Inland L.P. (RioCan) and acquired their 80% ownership interest in five multi-tenant retail properties. The purchase price at 100% above represents the agreed upon value of the properties and the purchase price at pro rata share above represents the price paid to acquire our partner's 80% interest in the properties.

4th Quarter 2013 Supplemental Information	11

Retail Properties of America, Inc.
Dispositions for the Year Ended December 31, 2013
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture	Property Type	GLA	Consideration	Mortgage Debt	GLA	Consideration	Mortgage Debt
Dispositions:
Consolidated
Mervyns - Ridgecrest	January 16, 2013	n/a	Single-user retail	59,000	$500	$—	59,000	$500	$—
Mervyns - Highland	January 16, 2013	n/a	Single-user retail	80,500	2,133	—	80,500	2,133	—
American Express - DePere	January 25, 2013	n/a	Single-user office	132,300	17,233	—	132,300	17,233	—
Dick's Sporting Goods - Fresno	June 21, 2013	n/a	Multi-tenant retail	77,400	6,500	—	77,400	6,500	—
Raytheon Facility	July 31, 2013	n/a	Single-user office	105,000	11,500	—	105,000	11,500	—
LA Fitness - Oceanside	September 26, 2013	n/a	Single-user retail	75,400	17,000	—	75,400	17,000	—
Stop & Shop - Beekman	October 8, 2013	n/a	Single-user retail	40,400	15,300	—	40,400	15,300	—
Duck Creek	October 8, 2013	n/a	Multi-tenant retail	134,200	19,700	—	134,200	19,700	—
University Square	October 25, 2013	n/a	Multi-tenant retail	287,000	175	—	287,000	175	—
Preston Trail Village	October 31, 2013	n/a	Multi-tenant retail	180,000	17,955	—	180,000	17,955	—
Rite Aid - Atlanta	November 20, 2013	n/a	Single-user retail	11,000	1,607	—	11,000	1,607	—
Shops at 5	December 5, 2013	n/a	Multi-tenant retail	421,700	29,000	—	421,700	29,000	—
The Market at Polaris	December 6, 2013	n/a	Multi-tenant retail	208,500	58,400	—	208,500	58,400	—
Powell Center	December 6, 2013	n/a	Multi-tenant retail	85,700	14,600	—	85,700	14,600	—
Bluebonnet Parc	December 11, 2013	n/a	Multi-tenant retail	135,400	21,250	—	135,400	21,250	—
Bangor Parkade	December 12, 2013	n/a	Multi-tenant retail	232,800	26,250	—	232,800	26,250	—
Shoppes of Warner Robins	December 16, 2013	n/a	Multi-tenant retail	70,700	10,642	—	70,700	10,642	—
Darien Towne Center	Various (a)	n/a	Multi-tenant retail	223,700	29,850	—	223,700	29,850	—
Ridge Tool Building	December 19, 2013	n/a	Single-user industrial	128,500	6,600	—	128,500	6,600	—
Shoppes at Lake Andrew	December 31, 2013	n/a	Multi-tenant retail	144,700	21,850	—	144,700	21,850	—
Other (b)
First quarter	Various	n/a	Various	—	4,264	—	—	4,264	—
Second quarter	April 12, 2013	n/a	Parcel	7,000	1,495	—	7,000	1,495	—
Third quarter	September 30, 2013	n/a	Parcel	—	546	—	—	546	—
		Total consolidated dispositions		2,840,900	$334,350	$—	2,840,900	$334,350	$—

Unconsolidated
Parker, CO	March 27, 2013	Hampton (c)	Multi-tenant retail	51,700	$8,800	$8,670	49,600	$8,439	$8,315
Littleton, CO	May 6, 2013	Hampton (c)	Multi-tenant retail	45,100	4,500	3,963	43,300	4,316	3,801
Disposition of our interest
1890 Ranch	October 1, 2013	RioCan (d)	Multi-tenant retail	486,900	93,089	53,200	97,400	18,618	10,640
Alamo Ranch	October 1, 2013	RioCan (d)	Multi-tenant retail	465,400	98,551	51,150	93,100	19,710	10,230
Bear Creek	October 1, 2013	RioCan (d)	Multi-tenant retail	87,900	18,354	9,802	17,600	3,671	1,960
Bird Creek	October 1, 2013	RioCan (d)	Multi-tenant retail	124,900	23,754	11,681	25,000	4,751	2,336
Great Southwest Crossing	October 1, 2013	RioCan (d)	Multi-tenant retail	92,300	19,352	—	18,500	3,870	—
Riverpark Shopping Center I & II	October 1, 2013	RioCan (d)	Multi-tenant retail	253,000	63,175	—	50,600	12,635	—
Southpark Meadows I & II	October 1, 2013	RioCan (d)	Multi-tenant retail	921,100	143,533	73,529	184,200	28,707	14,706
Suntree Square	October 1, 2013	RioCan (d)	Multi-tenant retail	99,300	17,702	9,800	19,900	3,540	1,960
				2,530,800	477,510	209,162	506,300	95,502	41,832

		Total unconsolidated dispositions		2,627,600	$490,810	$221,795	599,200	$108,257	$53,948

			Total dispositions	5,468,500	$825,160	$221,795	3,440,100	$442,607	$53,948

(a)	A parcel was sold on January 28, 2013 and the remaining property was sold on December 17, 2013.

(b)	Includes proceeds from earnouts and the sale of parcels at certain operating and development properties.

(c)	As of December 31, 2013, no properties remained in the Hampton joint venture and the venture has been dissolved.

(d)
On October 1, 2013, we dissolved our joint venture arrangement with our partner in RC Inland L.P. (RioCan) and sold our 20% ownership interest in eight multi-tenant retail properties to our partner. The consideration at 100% above represents the agreed upon value of the properties and the consideration at pro rata share above represents the proceeds received upon disposition of our 20% interest in the properties.

4th Quarter 2013 Supplemental Information	12

Retail Properties of America, Inc.
Property Overview as of December 31, 2013
(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	78	9,728	31.0%	95.1%	95.8%	$140,046	32.1%	$15.14
East	63	8,163	26.0%	94.6%	95.8%	102,384	23.5%	13.26
West	29	6,208	19.8%	91.1%	92.2%	85,442	19.6%	15.11
South (b)	52	7,259	23.2%	91.9%	92.7%	107,961	24.8%	16.18
Total - Retail	222	31,358	100.0%	93.4%	94.4%	435,833	100.0%	14.88

Other:
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Consolidated Operating Portfolio	231	33,177		93.8%	94.7%	$456,729		$14.68

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	18.5%	99.4%	99.4%	$4,501	21.9%	$20.49
East	20.0%	3	538	45.0%	85.3%	94.4%	6,718	32.7%	14.64
South	20.0%	2	436	36.5%	97.8%	97.8%	9,328	45.4%	21.88
Total - Retail		6	1,195	100.0%	92.5%	96.6%	$20,547	100.0%	$18.59

Total Pro Rata Operating Portfolio (c):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	79	9,772	30.9%	95.1%	95.8%	$140,946	32.0%	$15.17
East	66	8,271	26.3%	94.5%	95.8%	103,728	23.6%	13.27
West	29	6,208	19.6%	91.1%	92.2%	85,442	19.4%	15.11
South (b)	54	7,346	23.2%	92.0%	92.8%	109,827	25.0%	16.25
Total - Retail	228	31,597	100.0%	93.4%	94.4%	439,943	100.0%	14.90

Other:
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Pro Rata Share	237	33,416		93.8%	94.7%	$460,839		$14.70

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes one single-user retail property classified as held for sale as of December 31, 2013.

(c)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

4th Quarter 2013 Supplemental Information	13

Retail Properties of America, Inc.
State/Regional Summary as of December 31, 2013
(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	100.0%	100.0%	$7,533	1.7%	$16.78
Indiana	4	653	2.1%	98.5%	99.5%	6,207	1.4%	9.65
Maine	1	190	0.6%	94.9%	94.9%	1,475	0.3%	8.18
Maryland	8	2,302	7.3%	94.0%	95.0%	33,080	7.5%	15.29
Massachusetts	4	763	2.4%	98.4%	98.4%	8,687	2.0%	11.57
Michigan	2	467	1.5%	95.3%	99.0%	8,033	1.8%	18.05
New Jersey	3	445	1.4%	94.4%	94.9%	4,720	1.1%	11.24
New York	33	2,002	6.3%	98.4%	98.8%	40,764	9.3%	20.69
Ohio	3	408	1.3%	83.1%	83.4%	2,511	0.6%	7.41
Pennsylvania	12	1,335	4.2%	93.7%	94.2%	16,682	3.8%	13.34
Rhode Island	3	271	0.9%	90.6%	90.6%	3,641	0.8%	14.83
Vermont	1	487	1.5%	90.3%	90.5%	7,613	1.7%	17.31
Subtotal - North	79	9,772	30.9%	95.1%	95.8%	140,946	32.0%	15.17

East
Alabama	6	372	1.2%	96.3%	96.3%	4,686	1.1%	13.08
Florida	13	1,448	4.6%	90.3%	95.3%	19,370	4.4%	14.81
Georgia	12	1,775	5.6%	95.4%	95.7%	20,130	4.6%	11.89
Illinois	6	813	2.6%	95.9%	96.5%	14,431	3.3%	18.51
Missouri	5	812	2.6%	90.8%	90.8%	8,446	1.9%	11.46
North Carolina	3	681	2.2%	99.7%	99.7%	7,359	1.7%	10.84
South Carolina	12	1,270	4.0%	96.8%	97.4%	14,669	3.3%	11.93
Tennessee	7	712	2.3%	95.0%	95.6%	7,641	1.7%	11.30
Virginia	2	388	1.2%	91.8%	94.6%	6,996	1.6%	19.64
Subtotal - East	66	8,271	26.3%	94.5%	95.8%	103,728	23.6%	13.27

West
Arizona	4	772	2.4%	92.4%	92.7%	10,926	2.5%	15.32
California	9	1,336	4.2%	94.5%	95.3%	23,662	5.4%	18.74
Colorado	2	475	1.5%	89.9%	91.1%	4,876	1.1%	11.42
Kansas	1	237	0.8%	100.0%	100.0%	2,331	0.5%	9.84
Montana	1	162	0.5%	100.0%	100.0%	1,958	0.4%	12.09
Nevada	3	606	1.9%	81.3%	86.8%	8,869	2.0%	18.00
New Mexico	1	224	0.7%	97.9%	100.0%	3,479	0.8%	15.86
Utah	2	717	2.3%	81.8%	83.0%	9,335	2.2%	15.92
Washington	4	1,257	4.0%	92.4%	93.1%	15,102	3.4%	13.00
Wisconsin	2	422	1.3%	92.6%	92.6%	4,904	1.1%	12.55
Subtotal - West	29	6,208	19.6%	91.1%	92.2%	85,442	19.4%	15.11

South
Louisiana	2	176	0.6%	100.0%	100.0%	1,865	0.4%	10.60
Oklahoma	6	164	0.5%	100.0%	100.0%	2,398	0.5%	14.62
Texas (c)	46	7,006	22.1%	91.6%	92.5%	105,564	24.1%	16.45
Subtotal - South	54	7,346	23.2%	92.0%	92.8%	109,827	25.0%	16.25

Total - Pro Rata Retail	228	31,597	100.0%	93.4%	94.4%	439,943	100.0%	14.90

Other
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total - Pro Rata Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Pro Rata Operating Portfolio	237	33,416		93.8%	94.7%	$460,839		$14.70

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Excludes one single-user retail property classified as held for sale as of December 31, 2013.

4th Quarter 2013 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2013
(square footage in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	78	9,728	95.1%	5,944	98.7%	1,743	96.9%	899	88.8%	1,142	78.8%
East	63	8,163	94.6%	4,395	98.2%	1,527	99.3%	762	90.6%	1,479	81.2%
West	29	6,208	91.1%	3,171	96.6%	1,284	94.9%	676	75.7%	1,077	79.8%
South (a)	52	7,259	91.9%	3,127	96.8%	1,481	89.0%	953	93.7%	1,698	84.4%
Total - Consolidated at 100%	222	31,358	93.4%	16,637	97.8%	6,035	95.1%	3,290	87.9%	5,396	81.4%

Total - % Leased including Signed	222	31,358	94.4%	16,637	98.3%	6,035	95.9%	3,290	90.4%	5,396	83.0%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	85.3%	274	82.1%	116	100.0%	46	73.4%	102	82.7%
South	2	436	97.8%	195	100.0%	24	100.0%	108	100.0%	109	91.3%
Total - Unconsolidated at 100%	6	1,195	92.5%	542	90.9%	268	100.0%	160	92.3%	225	87.3%

Total - % Leased including Signed	6	1,195	96.6%	542	100.0%	268	100.0%	160	92.3%	225	87.3%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	79	9,772	95.1%	5,959	98.7%	1,769	96.9%	900	88.8%	1,144	78.9%
East	66	8,271	94.5%	4,450	98.0%	1,551	99.3%	771	90.3%	1,499	81.2%
West	29	6,208	91.1%	3,171	96.6%	1,284	94.9%	676	75.7%	1,077	79.8%
South (a)	54	7,346	92.0%	3,165	96.9%	1,486	89.0%	975	93.8%	1,720	84.5%
Total - Pro Rata Share	228	31,597	93.4%	16,745	97.8%	6,090	95.2%	3,322	88.0%	5,440	81.5%

Total - % Leased including Signed	228	31,597	94.4%	16,745	98.3%	6,090	95.9%	3,322	90.4%	5,440	83.1%

(a)	Excludes one single-user retail property classified as held for sale as of December 31, 2013.

(b)	Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

4th Quarter 2013 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2013
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of December 31, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	27	1,041	3.5%	$15,529	3.5%	$14.92

Ahold USA Inc	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,044	3.0%	19.32

Ross Stores, Inc.		38	1,069	3.6%	10,898	2.5%	10.19

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	42	1,129	3.8%	10,426	2.4%	9.23

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	32	796	2.7%	10,368	2.4%	13.03

Rite Aid Corporation		34	414	1.4%	10,246	2.3%	24.75

PetSmart, Inc.		32	650	2.2%	9,421	2.1%	14.49

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.4%	8,386	1.9%	8.36

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	30	633	2.1%	7,729	1.8%	12.21

The Sports Authority, Inc.		15	643	2.2%	7,483	1.7%	11.64

Regal Entertainment Group	Edwards Cinema	2	219	0.7%	6,609	1.5%	30.18

Pier 1 Imports, Inc.		36	356	1.2%	6,548	1.5%	18.39

Office Depot, Inc.	Office Depot, OfficeMax	25	494	1.7%	6,528	1.5%	13.21

Publix Super Markets Inc.		14	598	2.0%	6,381	1.4%	10.67

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	6	922	3.1%	6,206	1.4%	6.73

BJ's Wholesale Club Inc.		3	360	1.2%	5,506	1.2%	15.29

Staples Inc.		18	375	1.3%	5,272	1.2%	14.06

Dicks Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	9	445	1.5%	5,240	1.2%	11.78

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	47	250	0.8%	4,876	1.1%	19.50

AB Acquisition LLC	Acme, Jewel-Osco, Shaw's Supermarkets	5	312	1.1%	4,764	1.1%	15.27
Total Top Retail Tenants		435	12,384	41.8%	$161,460	36.7%	$13.04

4th Quarter 2013 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of December 31, 2013 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2013	205	1,112	$16.22	$15.44	5.05%	5.75	$9.52
Q3 2013	235	1,660	$13.97	$13.49	3.56%	5.48	$3.71
Q2 2013	257	1,344	$15.90	$15.17	4.81%	4.75	$4.03
Q1 2013	159	906	$15.15	$14.35	5.57%	5.25	$7.62
Total - 12 months	856	5,022	$15.20	$14.53	4.61%	5.30	$5.79

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2013	134	786	$16.53	$15.94	3.70%	4.98	$0.63
Q3 2013	162	1,318	$13.58	$13.21	2.80%	4.91	$0.47
Q2 2013	169	1,070	$15.53	$14.83	4.72%	4.41	$0.82
Q1 2013	119	762	$14.62	$13.93	4.95%	4.79	$3.20
Total - 12 months	584	3,936	$14.90	$14.34	3.91%	4.76	$1.13

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2013	14	158	$14.65	$12.96	13.04%	9.94	$34.99
Q3 2013	18	69	$21.48	$18.85	13.95%	8.45	$24.39
Q2 2013	25	75	$21.11	$20.09	5.08%	5.29	$16.32
Q1 2013	16	37	$26.00	$22.98	13.14%	6.69	$18.04
Total - 12 months	73	339	$18.71	$16.84	11.10%	7.93	$26.83

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2013	57	168	$19.91	n/a	n/a	5.87	$27.21
Q3 2013	55	273	$12.39	n/a	n/a	7.18	$14.13
Q2 2013	63	199	$15.14	n/a	n/a	6.31	$16.60
Q1 2013	24	107	$15.40	n/a	n/a	7.52	$35.46
Total - 12 months	199	747	$15.25	n/a	n/a	6.61	$20.79

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2013 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2013
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2013, of lease expirations scheduled to occur during 2014 and each of the nine calendar years from 2015 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of December 31, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	520	2,047	6.9%	6.5%	$36,183	8.2%	$17.68	$36,219	$17.69
2015	456	2,797	9.5%	8.8%	42,061	9.5%	15.04	42,540	15.21
2016	430	2,568	8.7%	8.1%	44,753	10.1%	17.43	45,482	17.71
2017	402	2,823	9.6%	9.0%	43,459	9.9%	15.39	44,713	15.84
2018	467	3,176	10.7%	10.0%	53,034	12.1%	16.70	55,405	17.44
2019	303	3,576	12.1%	11.3%	52,208	11.8%	14.60	55,344	15.48
2020	129	2,291	7.8%	7.2%	27,105	6.2%	11.83	28,843	12.59
2021	95	1,533	5.2%	4.8%	21,758	5.0%	14.19	23,627	15.41
2022	106	2,294	7.8%	7.3%	29,735	6.8%	12.96	30,885	13.46
2023	113	1,752	5.9%	5.6%	25,452	5.8%	14.53	27,490	15.69
Thereafter	158	4,498	15.2%	14.3%	61,522	14.0%	13.68	69,351	15.42
Month to month	57	169	0.6%	0.5%	2,673	0.6%	15.82	2,673	15.82
Leased Total	3,236	29,524	100.0%	93.4%	$439,943	100.0%	$14.90	$462,572	$15.67

Leases signed but not commenced	57	307	—	1.0%	$5,451	—	$17.76	$5,908	$19.24
Available		1,766	—	5.6%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	41	758	2.5%	2.4%	$9,135	2.1%	$12.05	$9,135	$12.05
2015	78	1,774	6.0%	5.6%	19,106	4.3%	10.77	19,277	10.87
2016	64	1,593	5.4%	5.0%	21,231	4.8%	13.33	21,452	13.47
2017	61	1,885	6.4%	6.0%	20,332	4.6%	10.79	20,529	10.89
2018	74	2,022	6.8%	6.4%	25,396	5.8%	12.56	25,803	12.76
2019	104	2,955	10.0%	9.3%	37,508	8.5%	12.69	39,220	13.27
2020	57	2,000	6.8%	6.3%	20,241	4.6%	10.12	21,288	10.64
2021	39	1,279	4.3%	4.0%	16,513	3.8%	12.91	17,705	13.84
2022	56	2,087	7.1%	6.6%	24,544	5.6%	11.76	24,953	11.96
2023	48	1,504	5.1%	4.8%	19,722	4.5%	13.11	20,881	13.88
Thereafter	100	4,259	14.4%	13.5%	55,473	12.6%	13.02	61,797	14.51
Month to month	2	45	0.2%	0.1%	451	0.1%	10.02	451	10.02
Leased Total	724	22,161	75.0%	70.0%	$269,652	61.3%	$12.17	$282,491	$12.75

Leases signed but not commenced	7	147	—	0.5%	$2,110	—	$14.35	$2,268	$15.43
Available		527	—	1.7%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	479	1,289	4.4%	4.1%	$27,048	6.1%	$20.98	$27,084	$21.01
2015	378	1,023	3.5%	3.2%	22,955	5.2%	22.44	23,263	22.74
2016	366	975	3.3%	3.1%	23,522	5.3%	24.13	24,030	24.65
2017	341	938	3.2%	3.0%	23,127	5.3%	24.66	24,184	25.78
2018	393	1,154	3.9%	3.6%	27,638	6.3%	23.95	29,602	25.65
2019	199	621	2.1%	2.0%	14,700	3.3%	23.67	16,124	25.96
2020	72	291	1.0%	0.9%	6,864	1.6%	23.59	7,555	25.96
2021	56	254	0.9%	0.8%	5,245	1.2%	20.65	5,922	23.31
2022	50	207	0.7%	0.7%	5,191	1.2%	25.08	5,932	28.66
2023	65	248	0.8%	0.8%	5,730	1.3%	23.10	6,609	26.65
Thereafter	58	239	0.8%	0.8%	6,049	1.4%	25.31	7,554	31.61
Month to month	55	124	0.4%	0.4%	2,222	0.5%	17.92	2,222	17.92
Leased Total	2,512	7,363	25.0%	23.4%	$170,291	38.7%	$23.13	$180,081	$24.46

Leases signed but not commenced	50	160	—	0.5%	$3,341	—	$20.88	$3,640	$22.75
Available		1,239	—	3.9%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2013 Supplemental Information	18

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Balance Sheets (a)

	December 31, 2013	December 31, 2012

Real estate assets	$270,916	$719,416
Less: accumulated depreciation	(52,624)	(66,127)
Real estate, net	218,292	653,289

Cash and cash equivalents	6,579	16,376
Receivables, net	3,037	11,350
Acquired lease intangible assets, net	3,947	127,565
Other assets, net	5,624	16,289
Total assets	$237,479	$824,869

Mortgage debt, net (includes unamortized premium of $0 and $2,976, respectively, and unamortized discount of $0 and $(994), respectively)	$142,537	$471,122
Accounts payable and accrued expenses	4,211	15,976
Acquired lease intangible liabilities, net	1,200	14,669
Other liabilities	1,905	27,711
Total liabilities	149,853	529,478

Total equity	87,626	295,391
Total liabilities and equity	$237,479	$824,869

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Balance Sheets (b) (c)

	December 31, 2013	December 31, 2012

Real estate assets	$54,183	$154,757
Less: accumulated depreciation	(10,525)	(14,961)
Real estate, net	43,658	139,796

Cash and cash equivalents	1,316	3,308
Receivables, net	607	2,580
Acquired lease intangible assets, net	789	25,513
Other assets, net	1,125	3,891
Total assets	$47,495	$175,088

Mortgage debt, net (includes unamortized premium of $0 and $2,138, respectively, and unamortized discount of $0 and $(199), respectively)	$28,507	$105,479
Accounts payable and accrued expenses	842	3,412
Acquired lease intangible liabilities, net	240	2,934
Other liabilities	381	5,553
Total liabilities	29,970	117,378

Total equity	17,525	57,710
Total liabilities and equity	$47,495	$175,088

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures. The RioCan and Hampton joint ventures were dissolved during the year ended December 31, 2013.

(b)
Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties.

(c)
Combined balance sheets exclude our pro rata share of assets of $6,008 and $6,968, respectively, and liabilities of $3,082 and $3,745, respectively, from our captive insurance plan, Oak Property and Casualty, as of December 31, 2013 and 2012.

4th Quarter 2013 Supplemental Information	19

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Rental income	$5,229	$14,227	$48,018	$56,129
Tenant recovery income	1,683	4,894	16,156	19,140
Other property income	35	54	425	329
Total revenues	6,947	19,175	64,599	75,598

Property operating expenses	887	3,103	8,523	11,754
Real estate taxes	1,332	3,477	11,454	13,281
Depreciation and amortization	2,422	10,217	30,864	42,280
Loss on lease terminations	(129)	432	701	2,387
General and administrative expenses	40	224	618	1,207
Other operating expenses	—	—	—	842
Total expenses	4,552	17,453	52,160	71,751

Operating income	2,395	1,722	12,439	3,847

Interest expense, net	(1,780)	(4,209)	(12,404)	(17,601)
Other income, net	17	1	4,463	20
Income (loss) from continuing operations	632	(2,486)	4,498	(13,734)

Discontinued operations (b):
Loss, net	—	(660)	(1,091)	(3,887)
Gain on sales of investment properties	—	—	1,019	2,593
Loss from discontinued operations	—	(660)	(72)	(1,294)

Net income (loss)	$632	$(3,146)	$4,426	$(15,028)

Funds From Operations (FFO) (c)
Net income (loss)	$632	$(3,146)	$4,426	$(15,028)
Depreciation and amortization	2,422	12,605	36,798	52,367
Provision for impairment of investment properties	—	—	298	1,593
Gain on sales of investment properties	—	—	(1,019)	(2,593)
FFO	$3,054	$9,459	$40,503	$36,339

(a)
Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures.

(b)
Included within "Discontinued operations" above are the following: the property-level operating results of the five properties we acquired from our RioCan unconsolidated joint venture on October 1, 2013; all property-level operating results attributable to our Hampton unconsolidated joint venture; and, operating activity associated with a real estate transaction between joint ventures. The property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest are presented within "Income (loss) from continuing operations" above given the continuity of the controlling financial interest before and after the dissolution transaction.

(c)	Refer to page 23 for definition of FFO.

4th Quarter 2013 Supplemental Information	20

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Rental income	$1,046	$3,300	$10,961	$13,035
Tenant recovery income	337	1,140	3,639	4,385
Other property income	7	12	87	82
Total revenues	1,390	4,452	14,687	17,502

Property operating expenses	119	507	1,318	1,950
Real estate taxes	266	808	2,546	3,038
Depreciation and amortization	485	2,424	7,132	9,914
Loss on lease terminations	(26)	156	152	547
General and administrative expenses	7	55	130	293
Other operating expenses	—	—	—	—
Total expenses	851	3,950	11,278	15,742

Operating income	539	502	3,409	1,760

Interest expense, net	(356)	(937)	(1,642)	(3,943)
Other income, net	3	2	413	(2)
Income (loss) from continuing operations	186	(433)	2,180	(2,185)

Discontinued operations (b):
Income (loss), net	—	210	(96)	(1,154)
Gain on sales of investment properties	—	—	977	—
Income (loss) from discontinued operations	—	210	881	(1,154)

Net income (loss)	$186	$(223)	$3,061	$(3,339)
RPAI ownership adjustments (c)	(696)	(617)	(4,307)	(2,968)
Net loss attributable to RPAI's ownership interests	$(510)	$(840)	$(1,246)	$(6,307)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI's ownership interests	$(510)	$(840)	$(1,246)	$(6,307)
Depreciation and amortization (e)	413	2,636	7,367	10,982
Provision for impairment of investment properties	—	87	286	1,527
Gain on sales of investment properties	—	—	(977)	—
FFO	$(97)	$1,883	$5,430	$6,202

(a)
Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures.

(b)
Included within "Discontinued operations" above are the property-level operating results attributable to our Hampton unconsolidated joint venture. Due to our continued involvement with the underlying properties, "Discontinued operations" above does not include the property-level operating results attributable to the five properties we acquired from our RioCan unconsolidated joint venture or the operating activity associated with a real estate transaction between joint ventures. Also excluded from "Discontinued operations" above are the property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest as the pro rata statements above are prepared from the perspective of our unconsolidated joint ventures and continuity of the controlling financial interest in these eight properties was maintained before and after the dissolution transaction.

(c)
Represents adjustments to reflect RPAI's investment basis and other unconsolidated joint venture activity, inclusive of $1,834 of investment-level impairment charges recorded during the year ended December 31, 2013 to the carrying value of our Hampton investment, outside basis amortization and activity from our captive insurance plan.

(d)	Refer to page 23 for definition of FFO.

(e)	Includes outside basis amortization.

4th Quarter 2013 Supplemental Information	21

Retail Properties of America, Inc.
Unconsolidated Joint Venture Overview and Debt Summary as of December 31, 2013
(dollar amounts and square footage in thousands)

Investment Property Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
Joint Venture	Ownership Interest	Number of Properties	GLA	ABR	Fixed Rate Debt	GLA	ABR	Fixed Rate Debt

MS Inland	20.0%	6	1,195	$20,547	$142,537	239	$4,109	$28,507

Total Unconsolidated Joint Venture Debt Maturity Schedule as of December 31, 2013

Year	At 100%	Pro Rata Share	% of Pro Rata Share	WA Interest Rate

2014	$1,876	$375	1.30%	5.03%
2015	58,817	11,763	41.30%	5.52%
2016	22,093	4,419	15.50%	3.41%
2017	25,676	5,135	18.00%	4.08%
2018	653	131	0.50%	4.95%
2019	686	137	0.50%	4.95%
2020	721	144	0.50%	4.95%
Thereafter	32,015	6,403	22.40%	4.95%
Total (a)	$142,537	$28,507	100.00%	4.79%

(a)	As of December 31, 2013, the weighted average years to maturity of unconsolidated indebtedness was 3.9 years.

4th Quarter 2013 Supplemental Information	22

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
Operating FFO
Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI for the year ended December 31, 2013 represents NOI from our same store portfolio consisting of 223 operating properties acquired or placed in service prior to January 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013, which is accounted for within discontinued operations. Same Store NOI for the three months ended December 31, 2013 represents NOI from our same store portfolio consisting of 224 operating properties acquired or placed in service prior to October 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013. NOI from Other Investment Properties for the year ended December 31, 2013 represents NOI primarily from properties acquired in 2013, our development properties and one former development property that was not classified within our operating property portfolio for both periods presented. NOI from Other Investment Properties for the three months ended December 31, 2013 represents NOI primarily from properties acquired in 2013 and our development properties. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

4th Quarter 2013 Supplemental Information	23

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

4th Quarter 2013 Supplemental Information	24

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (224 and 223 properties, respectively):
Rental income	$107,967	$105,943	$424,038	$416,196
Tenant recovery income	26,692	26,302	99,881	99,714
Other property income	1,699	1,697	6,992	7,249
Other investment properties:
Rental income	5,008	381	9,211	4,167
Tenant recovery income	1,456	23	2,081	806
Other property income	44	16	53	44
Operating expenses:
Same store investment properties (224 and 223 properties, respectively):
Property operating expenses	(21,230)	(23,289)	(83,213)	(86,220)
Real estate taxes	(17,388)	(17,779)	(69,363)	(68,541)
Other investment properties:
Property operating expenses	(1,145)	(143)	(2,156)	(1,045)
Real estate taxes	(1,186)	(103)	(1,828)	(691)

Net operating income:
Same store investment properties	97,740	92,874	378,335	368,398
Other investment properties	4,177	174	7,361	3,281
Total net operating income	101,917	93,048	385,696	371,679

Other income (expense):
Straight-line rental income, net	454	19	(381)	1,186
Amortization of acquired above and below market lease intangibles, net	120	221	691	1,129
Amortization of lease inducements	(122)	(16)	(253)	(57)
Lease termination fees	7,278	373	8,605	1,225
Straight-line ground rent expense	(1,211)	(789)	(3,486)	(3,251)
Amortization of acquired ground lease intangible liability	93	—	93	—
Depreciation and amortization	(58,155)	(50,851)	(219,606)	(203,044)
Provision for impairment of investment properties	(32,303)	—	(59,486)	(1,323)
Loss on lease terminations	(2,006)	(156)	(2,819)	(6,102)
General and administrative expenses	(8,370)	(8,187)	(31,533)	(26,878)
Gain on extinguishment of debt	—	—	—	3,879
Equity in loss of unconsolidated joint ventures, net	(510)	(840)	(1,246)	(6,307)
Gain on sale of joint venture interest	17,499	—	17,499	—
Gain on change in control of investment properties	5,435	—	5,435	—
Interest expense	(34,440)	(41,740)	(146,805)	(171,295)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,467	—	25,840
Other income, net	595	749	4,741	2,251
Total other expense	(105,643)	(91,750)	(428,551)	(386,047)

(Loss) income from continuing operations	(3,726)	1,298	(42,855)	(14,368)

Discontinued operations:
Income (loss), net	6,169	(1,995)	9,396	(24,063)
Gain on sales of investment properties, net	34,644	13,623	41,279	30,141
Income from discontinued operations	40,813	11,628	50,675	6,078
Gain on sales of investment properties, net	—	1,191	5,806	7,843
Net income (loss)	37,087	14,117	13,626	(447)
Net income (loss) attributable to the Company	37,087	14,117	13,626	(447)
Preferred stock dividends	(2,363)	(263)	(9,450)	(263)
Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)

Net operating income:
Consolidated NOI	$101,917	$93,048	$385,696	$371,679
Pro rata share of investment property unconsolidated joint ventures NOI (a)	1,006	3,149	10,710	12,520
Combined NOI	$102,923	$96,197	$396,406	$384,199

(a)	Amounts shown net of intercompany eliminations.

4th Quarter 2013 Supplemental Information	25

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	December 31, 2013	December 31, 2012

Net income attributable to common shareholders	$34,724	$13,854
Preferred stock dividends	2,363	263
Interest expense	34,440	41,740
Interest expense (discontinued operations)	364	3,104
Depreciation and amortization	58,155	50,851
Depreciation and amortization (discontinued operations)	1,244	4,565
Gain on sales of investment properties	—	(1,191)
Gain on sales of investment properties (discontinued operations)	(34,644)	(13,623)
Gain on sale of joint venture interest	(17,499)	—
Gain on change in control of investment properties	(5,435)	—
Gain on extinguishment of other liabilities (discontinued operations)	(3,511)	—
Loss on lease terminations (a)	1,979	292
Loss on lease terminations (discontinued operations) (a)	—	166
Provision for impairment of investment properties	32,303	—
Provision for impairment of investment properties (discontinued operations)	590	2,352
Recognized gain on marketable securities	—	(9,467)
Adjusted EBITDA	$105,073	$92,906
Annualized	$420,292	$371,624

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	356	937
Depreciation and amortization	485	2,559
Loss on lease terminations (a)	—	104
Provision for impairment of investment properties	—	87
Amortization of basis	(72)	(27)
Combined Adjusted EBITDA	$105,842	$96,566
Annualized	$423,368	$386,264

Reconciliation of Operating Income (Loss) from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating revenues:
Rental income	$4,479	$9,670	$24,744	$56,304
Tenant recovery income	702	1,828	5,142	7,284
Other property income	84	92	389	438
Operating expenses:
Property operating expenses	(694)	(2,046)	(4,297)	(7,408)
Real estate taxes	(769)	(1,261)	(5,664)	(8,209)
NOI from discontinued operations	3,802	8,283	20,314	48,409

Other (expense) income:
Straight-line rental income, net	(6)	(132)	(265)	(270)
Amortization of acquired above and below market lease intangibles, net	11	61	159	362
Amortization of lease inducements	(43)	(181)	(190)	(786)
Lease termination fees	1,138	293	7,182	1,106
Straight-line ground lease expense	(105)	(133)	(505)	(533)
Depreciation and amortization	(1,244)	(4,565)	(11,075)	(26,761)
Provision for impairment of investment properties	(590)	(2,352)	(32,547)	(24,519)
Loss on lease terminations	—	(166)	—	(810)
Gain on extinguishment of debt	—	—	26,331	—
Gain on extinguishment of other liabilities	3,511	—	3,511	—
Interest expense	(364)	(3,104)	(3,632)	(20,256)
Other income (expense), net	59	1	113	(5)
Total other income (expense)	2,367	(10,278)	(10,918)	(72,472)

Operating income (loss) from discontinued operations	$6,169	$(1,995)	$9,396	$(24,063)

NOI from discontinued operations
Consolidated	$3,802	$8,283	$20,314	$48,409
Pro rata share of investment property unconsolidated joint ventures (b)	—	289	341	1,028
Combined NOI from discontinued operations	$3,802	$8,572	$20,655	$49,437

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

4th Quarter 2013 Supplemental Information	26

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income (Loss) to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (6 properties - MS Inland):
Rental income	$1,047	$1,062	$4,130	$4,029
Tenant recovery income	337	256	1,391	1,359
Other property income	7	8	24	34
Other investment properties (RioCan):
Rental income	—	2,250	6,767	8,892
Tenant recovery income	—	884	2,248	3,026
Other property income	—	4	14	18
Discontinued operations properties (Hampton):
Rental income	—	305	335	1,224
Tenant recovery income	—	76	124	312
Operating expenses:
Same store investment properties (6 properties - MS Inland):
Property operating expenses	(119)	(156)	(486)	(528)
Real estate taxes	(266)	(130)	(1,053)	(942)
Other investment properties (RioCan):
Property operating expenses	—	(351)	(832)	(1,272)
Real estate taxes	—	(678)	(1,493)	(2,096)
Discontinued operations properties (Hampton):
Property operating expenses	—	(43)	(60)	(252)
Real estate taxes	—	(49)	(58)	(256)

Net operating income:
Same store investment properties (6 properties - MS Inland)	1,006	1,040	4,006	3,952
Other investment properties (RioCan)	—	2,109	6,704	8,568
Discontinued operations properties (Hampton)	—	289	341	1,028
Total net operating income	1,006	3,438	11,051	13,548

Other income (expense) from continuing operations:
Straight-line rental income, net	7	18	155	191
Amortization of acquired above and below market lease intangibles, net	2	(20)	(52)	(67)
Amortization of lease inducements	(10)	(10)	(39)	(10)
Lease termination fees	—	—	49	(120)
Depreciation and amortization	(485)	(2,424)	(7,132)	(9,914)
Loss on lease terminations	26	(156)	(152)	(547)
General and administrative expenses	(7)	(55)	(130)	(293)
Interest expense, net	(356)	(937)	(1,642)	(3,943)
Other income, net	3	2	413	(2)
Total other expense	(820)	(3,582)	(8,530)	(14,705)

Other expense from discontinued operations, net	—	(79)	(437)	(2,182)

Gain on sales of investment properties	—	—	977	—

Net income (loss)	$186	$(223)	$3,061	$(3,339)

4th Quarter 2013 Supplemental Information	27